Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Uni-Pixel, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Reed J. Killion, Chief Executive Officer, President and Principal Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

·	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and
·	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:           August 10, 2011                                                                By:           /s/ Reed J. Killion
Reed J. Killion, Chief Executive Officer,
President and Principal Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Uni-Pixel, Inc. and will be retained by Uni-Pixel, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and shall not be deemed  filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.